Exhibit 10.7.1

Execution Copy

LETTER OF CREDIT FACILITY AGREEMENT

[Midland Mortgage Investment Corporation]

This LETTER OF CREDIT FACILITY AGREEMENT is entered into as of October 18, 2002, between Midland Mortgage Investment Corporation, a Florida corporation (the “Company”), and Bank of America, N.A. (the “Bank”).

WITNESSETH:

WHEREAS, Fannie Mae, a corporation organized under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716 et seq. (“Fannie Mae”) is prepared to provide standby credit enhancement instruments pursuant to its DUS Bond Credit Enhancement Mortgage Loan Program (the “Bond Enhancement Program”);

WHEREAS, it is a condition to the issuance of credit enhancement instruments under the Bond Enhancement Program that a standby letter of credit (“Construction Letter of Credit”) be issued by a national, federally insured, financial institution in favor of Fannie Mae with respect to each credit enhancement instrument issued by Fannie Mae;

WHEREAS, the Fannie Mae Commitment issued by Fannie Mae in connection with the Bond Enhancement Program and the Construction Advance Loan Program requires that the Company pay a Forward Commitment Deposit Fee which may be posted in the form of a standby letter of credit (“Deposit Fee Letter of Credit”) in the amount of such fee;

WHEREAS, the Company, in its capacity as Construction Lender and Servicer under the Bond Enhancement Program, wishes to apply from time to time to Bank for the issuance of such letters of credit; and

WHEREAS, the Bank is prepared to issue such letters of credit in favor of Fannie Mae on the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01 Certain Defined Terms. The following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Agreement” means this Letter of Credit Facility Agreement.

“Amendment Application” means the Bank’s standard form of application for amendment of outstanding letters of credit that is in use at the time any such amendment of the Letter of Credit is requested by the Company.

“Application” means a Bank of America Letter of Credit Application attached hereto as Exhibit A.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Availability Date” means October 18, 2004, or, if the Availability Date is extended pursuant to Section 2.11, the Availability Date as so extended.

“Bank-Related Persons” means the Bank, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Bond Enhancement Facility Amount” means the amount equal to $100,000,000 minus the L/C Obligations outstanding under the Construction Advance Loan Facility.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) any other day on which commercial banks in New York, New York, or Dallas, Texas are authorized or required by law to close.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

A “Change of Control” shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parents or the Company or any corporation directly or indirectly Controlling the Parents or the Company; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Parents or the Company or any corporation directly or indirectly Controlling the Parents or the Company shall at any time be occupied by persons who were neither (i) nominated by the management of the Parents or the Company or by persons who were members of the board of directors as of the Effective Date or members elected by two thirds of such members, nor (ii) appointed by directors so nominated; provided, however, that an event described in clause (a) above shall not constitute a “Change in Control” if the acquisition of shares resulting in ownership of in excess of the 20% threshold referred to in such clause (a) shall have been approved, prior to the acquisition of such shares or the commencement by the person or group referred to in such clause (a) of a tender offer for shares of the Parents or the Company that would result, if successful, in such person or group owning in excess of such 20% threshold, by a majority of the members of the board of directors of the Parents or the Company who were either members of the board of directors as of the date of this Agreement or nominated or appointed as provided in clauses (b)(i) or (ii) above.

“Closing Date” means the date on which all conditions precedent set forth in Article IV are satisfied or waived by the Bank.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Construction Advance Loan Facility” means the Letter of Credit Facility Agreement between the Bank and MMCF pursuant to which the Bank has agreed to issue letters of credit in favor of Fannie Mae with respect to loans to developers of multi-family residential properties under the Construction Advance Loan Program.

“Construction Phase Financing Agreement” means any of those certain Construction Phase Financing Agreements between the Company and Fannie Mae pursuant to which the Company agrees to cause to be issued letters of credit in favor of Fannie Mae under the Bond Enhancement Program.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Date of Issuance” means, with respect to any Letter of Credit, the date of issuance of such Letter of Credit.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during any applicable notice or cure period) constitute an Event of Default.

“Detroit Pension Fund” means the Policemen & Firemen Retirement System of the City of Detroit.

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Event of Default” means any of the events or circumstances specified in Section 7.01.

“Expiry Date” means the last day a drawing may be made under a Letter of Credit, which such date shall be approved by Fannie Mae but in no event shall be later than two (2) years after the date of issuance of such Letter of Credit.

“Fannie Mae” means Fannie Mae, a corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716 et seq.

“GAAP” means generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Incorporation Documents” means the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of shareholders of such incorporation, and all applicable resolutions of the board of directors (or any committee thereof), of such incorporation.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vi) all indebtedness of any other Person secured by any Lien on any property owned by the Company, whether or not such indebtedness has been assumed, (vii) the principal component of all Capitalized Lease Obligations of such Person, and (viii) all Guarantees of such Person.

“Indemnified Liabilities” has the meaning specified in Section 8.05.

“Indemnified Person” has the meaning specified in Section 8.05.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“L/C Obligations” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

“Letter of Credit” means either a Construction Letter of Credit or a Deposit Fee Letter of Credit (each as defined in the Recitals) issued by the Bank for the account of the Company in favor of Fannie Mae substantially in the form attached hereto as Exhibit B, as provided for hereunder.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or charge of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law).

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of (a) the Parents, (b) the Company, (c) the Parents, the Company and their Subsidiaries taken as a whole, or (d) either of the Pension Funds.

“MMCF” means MuniMae Midland Construction Finance, LLC, a Maryland limited liability company.

“Obligations” means all reimbursement obligations, advances, debts, liabilities, obligations, covenants and duties arising under any Related Document owing by the Company to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“Parents” means, collectively and individually, Municipal Mortgage & Equity, LLC, a limited liability company organized under the laws of the State of Delaware; MuniMae Midland, LLC, a limited liability company organized under the laws of the state of Maryland, and MuniMae Investment Service Corporation, a Maryland corporation.

“Participant” has the meaning specified in Section 8.08.

“Pension Fund Certificate” means a certificate, substantially in the form of Exhibit C to this Agreement.

“Pension Funds” means the Detroit Pension Fund and the Wayne County Pension Fund.

“Pension Fund L/C” means any standby letter of credit issued by the Detroit Pension Fund or the Wayne County Pension Fund, as security for the Letters of Credit issued hereunder, each of which shall:

(a) be an irrevocable letter of credit, effective as of the date of the issuance of the Letter of Credit which such Pension Fund L/C secures, that is in the form of Exhibit D to this Agreement, or in such other form as may be approved by the Bank;

(b) be in an initial stated amount equal to the amount of the Letter of Credit which such Pension Fund L/C secures;

(c) accompanied, on delivery to the Bank, by a Pension Fund Certificate;

(d) be issued for the sole benefit of the Bank;

(e) have an expiration date at least 15 days after the Expiry Date of the Letter of Credit which such Pension Fund L/C secures; and

(f) provide that it may be drawn, in whole and not in part, by presentation to the applicable Pension Fund of a clean sight draft.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Prime Rate” means the rate of interest per annum publicly announced by the Bank from time to time as its prime rate.

“Property” means all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

“Related Documents” means this Agreement, the Letter of Credit, the Application, the Amendment Application and any other agreement or instrument relating thereto and to the transactions contemplated hereby.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, the president, treasurer or senior vice president of the Company, or any other officer having substantially the same authority and responsibility.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.

“UCP” has the meaning specified in Section 2.10 hereof.

“United States” and “U.S.” each means the United States of America.

“Wayne County Pension Fund” means the Wayne County Employees’ Retirement System.

1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Appendix references are to this Agreement unless otherwise specified. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Related Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise expressly provided, any reference to any action of the Bank by way of consent, approval or waiver shall be deemed modified by the phrase “in its sole discretion.”

(e) This Agreement and the other Related Documents to which the Company and the Bank are parties are the result of negotiations between, and have been reviewed by counsel to, the Bank and the Company, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank’s involvement in their preparation.

1.03 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Company.

ARTICLE II

THE LETTERS OF CREDIT

2.01 The Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, the Bank agrees, from time to time on any Business Day during the period from the Closing Date to the Availability Date, to issue Letters of Credit, and to amend Letters of Credit previously issued by it, in accordance with Section 2.02(b), provided, however, that after giving effect to the issuance of any Letter of Credit, the aggregate amount of all L/C Obligations hereunder shall not exceed the Bond Enhancement Facility Amount. The Company’s ability to request that the Bank issue Letters of Credit shall be fully revolving, that is, the Company may, during the foregoing period, and within the foregoing limits, request that the Bank issue Letters of Credit to replace Letters of Credit which have been returned to the Bank for cancellation or which have been drawn upon and reimbursed.

(b) The Bank is under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from issuing such Letter of Credit, or any Requirement of Law applicable to Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Bank in good faith deems material to it;

(ii) one or more of the applicable conditions contained in Article IV is not then satisfied;

(iii) the requested Expiry Date of such Letter of Credit is more than two (2) years after the date such Letter of Credit issued; or

(iv) such Letter of Credit is not secured, as of the date of its issuance, by a Pension Fund L/C having an expiry date of at least fifteen (15) days following the Expiry Date of such Letter of Credit.

2.02 Issuance of Letters of Credit.

(a) Each Letter of Credit shall be issued upon the delivery to Bank of (i) the irrevocable written request of the Company, in the form of a completed Application executed by the Company, and (ii) the Pension Fund L/C which will secure such Letter of Credit, which Application shall be received by the Bank at least five (5) Business Days prior to the proposed date of issuance of the Letter of Credit, and which Pension Fund L/C shall be received by the Bank at least two (2) Business Days prior to the proposed date of the issuance of the Letter of Credit. Such request for issuance of a Letter of Credit shall (i) be by facsimile, confirmed immediately in an original writing, (ii) accompanied by a Pension Fund Certificate, and (iii) shall specify in form and detail satisfactory to the Bank: (A) the proposed date of issuance of such Letter of Credit (which shall be a Business Day); (B) the face amount of such Letter of Credit; (C) the Expiry Date of such Letter of Credit; and (D) the name and address of the beneficiary (Fannie Mae) thereof. Wherever there is an inconsistency between the provisions of this Agreement and the terms and conditions of the Application, the provisions of this Agreement shall prevail.

(b) From time to time while a Letter of Credit is outstanding and prior to the Expiry Date, the Bank will, upon the irrevocable written request of the Company, which shall be received by the Bank at least five (5) Business Days prior to the proposed date of amendment, consider an amendment of such Letter of Credit (other than an extension of the Expiry Date which is covered by Section 2.12 hereof). Such request for amendment of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, and shall specify in form and detail satisfactory to the Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; (iv) evidence that the Pension Fund L/C shall be amended so as to be in the same amount and to have the same terms as such amended Letter of Credit; and (v) such other matters as the Bank may require.

2.03 Drawings on Letters of Credit. Fannie Mae is authorized to make drawings under the Letters of Credit in accordance with the terms of the Letter of Credit. The Company hereby directs the Bank to make payments under each Letter of Credit in the manner provided in such Letter of Credit. The Company hereby irrevocably approves reductions and reinstatements of the amount of each Letter of Credit in accordance with the terms of such Letter of Credit.

2.04 Reimbursement and Other Payments.

(a) If (i) the Bank is required to draw under a Pension Fund L/C pursuant to subsection (c) below prior to requesting payment from the Company and is not paid in full under such Pension Fund L/C or (ii) the Bank is not required to so draw under a Pension Fund L/C pursuant to subsection (c) below, the Company shall pay to the Bank:

(1) immediately after (and on the same Business Day as) any amount is drawn under any Letter of Credit, a sum (and interest on such amount as provided in subsection (b) below) equal to the amount so drawn and paid;

(2) promptly upon notice from the Bank of the amount thereof, any and all reasonable charges and expenses, including transaction fees in connection with drawings under any Letter of Credit, which the Bank may pay or incur relative to such Letter of Credit (together with the amount described in clause (1) above, the “Amount Owing”).

(b) The Company shall pay to the Bank interest on any and all amounts owed and unpaid by the Company when due hereunder for each day from the date such amounts become due until payment in full, payable on demand, at a fluctuating interest rate per annum equal to the Prime Rate plus three percent (3%) (the “Interest Owing”); provided, however, that such fluctuating interest rate shall in no event be higher (with respect to each such amount due and payable hereunder, from the date such amount is due and payable until the date such amount is paid in full) than the maximum rate permitted by applicable law.

(c) Notwithstanding any other provision in this Section 2.04, if at any time an amount is drawn under any Letter of Credit (for whatever reason), the Bank shall, with the exceptions noted below, prior to requesting payment from the Company, draw under the Pension Fund L/C which secures such Letter of Credit, in an amount equal to the Amount Owing. The Bank is not required to draw under the Pension Fund L/C prior to requesting payment from the Company if (i) an injunction, restraining order, or other court order prevents the Bank from drawing under the Pension Fund L/C, or (ii) an event described in Section 7.01(b) or (c) has occurred with respect to the Pension Fund that has issued the Pension Fund L/C which secures the Letter of Credit which has been drawn on. In any event, the Company shall remain at all times liable for the Amount Owing and the Interest Owing with respect to each Letter of Credit, and will pay such amount to the Bank if the Bank so requests.

(d) If Fannie Mae makes a drawing under the Letter of Credit because a “Letter of Credit Issuer Rating Event” (as defined in any Construction Phase Financing Agreement) has occurred, the Bank shall draw under the Pension Fund L/C which secures such Letter of Credit, unless, prior to the draw by Fannie Mae, the Company has deposited with the Bank as cash collateral an amount equal to such drawing.

2.05 Role of the Bank.

(a) The Company agrees that, in paying any drawing under any Letter of Credit, the Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) The Bank shall not be liable for: (i) any action taken or omitted in the absence of breach of this Agreement, gross negligence or willful misconduct; or (ii) the due execution, effectiveness, validity or enforceability of any Letter of Credit, any Application or any other document relating to any Letter of Credit.

(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Bank-Related Person, nor any of the correspondents, participants or assignees of the Bank, shall be liable or responsible for any of the matters described in clauses (a) through (f) of Section 2.06; provided, however, that, anything in such clauses or elsewhere herein to the contrary notwithstanding, the Company may have a claim against the Bank, and the Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Bank’s willful misconduct or gross negligence or the Bank’s breach of this Agreement, willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.06 Obligations Absolute. The obligations of the Company under this Agreement and any other Related Document to reimburse the Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Related Document under all circumstances, including the following:

(a) any lack of validity or enforceability of this Agreement or any other Related Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of such Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related Documents;

(c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

(d) any draft, demand, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any material respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit;

(e) any payment made by the Bank under the Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(f) the existence, validity or invalidity, enforceability or unenforceability of any Pension Fund L/C; or

(g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to the Company.

2.07 Examination of Documents. Notwithstanding anything to the contrary in Section 2.06, the Bank shall not be excused from liability to the Company to the extent of any direct damages (as opposed to consequential, indirect and punitive damages, claims in respect of which are hereby waived by the Company) suffered by the Company that are caused by the Bank’s breach of this Agreement, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, provided, however, that the parties hereto expressly agree that:

(a) the Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(b) the Bank shall have the right, in its sole discretion, to decline to accept documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(c) this Section shall establish the standard of care to be exercised by the Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

2.08 Letter of Credit Fees.

(a) The Company shall pay to the Bank an origination fee with respect to each Letter of Credit issued hereunder in an amount equal to: (i) .275% per annum if the Pension Fund L/C which secures such Letter of Credit is issued by a Pension Fund with a current S&P credit rating of “AA-” or greater, or (ii) .325% per annum if the Pension Fund L/C which secures such Letter of Credit is issued by a Pension Fund with a current S&P credit rating of “A” or “A-”, calculated in each case for the number of days such Letter of Credit is outstanding, calculated on a 360-day basis. Such fees shall be due and payable upon issuance of the Letter of Credit. If a Pension Fund’s S&P credit rating is lowered to a level such that a higher Letter of Credit fee would be payable, the Company shall pay to the Bank such additional Letter of Credit fee for the period commencing on the date of the decrease of the Pension Fund’s S&P credit rating until the Expiry Date of the Letter of Credit secured by such Pension Fund’s Pension Fund L/C.

(b) The Company shall pay to the Bank an administration fee of $25,000 per annum, which such fee shall be due and payable on the Closing Date, on the first anniversary of the Closing Date, and, if the Availability Date is extended as provided for in Section 2.11, on each additional anniversary of the Closing Date.

(c) The Company shall pay to the Bank the Bank’s standard processing fees for issuing, amending and disbursing funds under standby letters of credit.

2.09 Computation of Fees and Interest. All computations of interest and of per annum fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

2.10 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce (“UCP”) most recently at the time of issuance of any Letter of Credit or any Pension Fund L/C shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit or such Pension Fund L/C, as applicable.

2.11 Extension of Availability Date. At any time that there shall remain less than ninety (90) and more than thirty (30) days to the Availability Date, the Company may request, upon delivery to the Bank of a Notice of Extension in the form attached hereto as Exhibit E, that the Bank extend the Availability Date for a period of up to two (2) years. If the Bank, in its sole discretion, elects to extend the Availability Date, such extension shall be effective on the Business Day following the date of the Bank’s acceptance of such request, and thereafter all references to the Availability Date hereunder shall be to the Availability as so extended.

2.12 Extension of Expiry Date. At any time there shall remain less than sixty (60) days to the Expiry Date of any Letter of Credit, the Company may, by delivery to the Bank of a Request for Extension in the form attached hereto as Exhibit F, request that the Bank extend the Expiry Date of such Letter of Credit for a period of six (6) months. The Bank will consider such request only if (a) the Bank receives evidence satisfactory to it that the Pension Fund L/C which secures the Letter of Credit for which such request has been made has been extended to have an expiry date of at least fifteen (15) days after the extended Expiry Date, and (b) at the time of such extension, the Pension Fund which has issued the Pension Fund L/C which secures such Letter of Credit has an S&P credit rating of “A-“ or higher. The Request for Extension must be received by the Bank at least five (5) Business Days prior to the Expiry Date to which the request relates and the extended Pension Fund L/C must be received by the Bank at least two (2) Business Days prior to such Expiry Date. Any date to which any Expiry Date has been extended in accordance with this Section 2.12 may be extended in like manner for one (1) additional six (6) month period.

ARTICLE III

TAXES AND YIELD PROTECTION

3.01 Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Company will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Company (including payments under this Section 3.01), the Company will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

3.02 Increased Costs and Reduction of Return.

(a) If the Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank (other than income or other taxes) of agreeing to issue or issuing or maintaining any Letter of Credit or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, within three (3) Business Days following demand, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs; provided, however, that the Company shall not be liable to pay any amounts pursuant to clause (ii) of this paragraph to the extent that such costs are incurred by reason of the gross negligence or willful misconduct of the Bank.

(b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or any office of the Bank issuing any Letter of Credit) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank’s or such corporation’s policies with respect to capital adequacy and the Bank’s desired return on capital) determines that the amount of such capital is increased as a consequence of its obligations under this Agreement or the Letter of Credit, then, within three (3) Business Days following demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

(c) Any demand made by the Bank under this Section 3.02 shall be accompanied by a written explanation from the Bank of the increased costs or increased capital, as the case may be.

3.03 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions of Closing. On or before the Closing Date, the Bank shall have received all of the following, in form and substance satisfactory to the Bank:

(a) Letter of Credit Facility. This Agreement duly executed by the Company;

(b) Resolutions; Incumbency. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary of the Company; and (ii) a certificate of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Related Documents to be delivered by it hereunder;

(c) Good Standing. A good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

(d) Legal Opinion. A favorable opinion of counsel to the Company, addressed to the Bank, with respect to such legal matters relating hereto as the Bank may request;

(e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings, including any such costs, fees and expenses arising under or referenced in Sections 2.04 and 8.04;

(f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the execution and delivery of this Agreement; and (iii) there has occurred since December 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(g) Related Agreements. An executed copy (or a duplicate thereof) of each of all other Related Documents;

(h) Construction Advance Loan Facility. Evidence that the Construction Advance Loan Facility has been signed by the parties thereto and that the conditions of closing thereunder have been satisfied; and

(i) Other Documents. Such other approvals, opinions, documents or materials as the Bank may reasonably request.

4.02 Conditions to Issuance of Each Letter of Credit. On any date on which the Company requests that the Bank issue a Letter of Credit hereunder, unless otherwise waived by the Bank,

(a) the Bank shall have received:

(i) a completed and executed Application;

(ii) payment of all fees due and payable under Section 2.08(a) and (c).

(iii) a Pension Fund L/C securing such Letter of Credit; and

(iv) a Pension Fund Certificate for the Pension Fund L/C described in (iii) above; and

(b) each of the following shall be true:

(i) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to this Agreement or the Related Documents shall be true and correct in all material respects on and as of such date as it made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date);

(ii) Default. No Default or Event of Default shall have occurred or be continuing on such date or after giving effect to the extension of credit requested to be made on such date;

(iii) No Material Adverse Effect. Since the Closing Date, there shall have been no Material Adverse Effect;

(iv) Change of Control. Since the Closing Date, there shall have been no Change of Control;

(v) Pension Fund Credit Rating. The S&P credit rating of the Pension Fund whose Pension Fund L/C secures the Letter of Credit is “A-” or higher; and

(vi) Termination Event. None of the events described in Section 7.02 shall have occurred and be continuing.

provided, however, that nothing in this Section 4.02(b), other than clause (i), shall be construed as a representation or warranty by the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Bank that:

5.01 Incorporation; Existence; Good Standing. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the state of Maryland, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business, and is not in violation of its Incorporation Documents. The address set forth on the signature page of this Agreement is its principal business office. The Company is in compliance with all laws, regulations, rules and orders governing its existence and operations in all material respects.

5.02 Power and Authority. The Company has the power and authority to execute and perform this Agreement and the Related Documents.

5.03 Due Authorization. The Company has taken all necessary corporate action necessary to duly authorize the execution, delivery and performance of this Agreement and the Related Documents.

5.04 Binding Agreement. This Agreement is a legal, valid and binding obligation of the Company, and enforceable against the Company in accordance with its terms, subject only to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or enactments in effect now or in the future affecting the enforceability of creditors’ rights generally; (b) applicable principles of equity, whether such principles are applied by a court of equity or a court of law; and (c) the exercise of judicial discretion.

5.05 Non-Conflicting Agreements. The execution and delivery of this Agreement and the Related Documents by the Company, and the Company’s performance of this Agreement do not and will not (a) contravene any law, ordinance, regulation or rule of any Governmental Authority having jurisdiction over the Company (including any laws relating to usury) or its properties or assets or any constitutional or statutory provision in any material respect; (b) violate any order, decree or writ of any court having jurisdiction over the Company or its properties or assets in any material respect; or (c) conflict with, or constitute a breach of, or a default under, or result in a violation of, the articles of incorporation, charter, bylaws or other governing instrument of the Company, or any company restriction, bond or debenture applicable to the Company, or any note, mortgage, deed of trust or other evidence of indebtedness, or any material agreement, contract, indenture, document or other instrument to which the Company is a party or by which it is bound or to which its properties or assets are or may be subject.

5.06 Consents; Approvals. No notice, approval, authorization, consent, order, exemption or other action of, or notice to, or filing with any Governmental Authority or other public board or body or of any person, firm or corporation is or will be necessary or required as a condition to (a) the valid authorization, execution and delivery of this Agreement and the Related Documents or (b) the performance of the Company’s obligations under this Agreement and the Related Documents, except those that have been obtained and are in full force and effect.

5.07 Insolvency. No attachment, execution, or voluntary or involuntary proceeding in bankruptcy against the Company, and no assignment for the benefit of creditors by the Company has been contemplated, threatened or initiated.

5.08 Creditor Proceeding. The Company is not a party to any bankruptcy, reorganization, insolvency or other like proceeding against the Company, and no such proceeding pending or, to the best knowledge of the Company, threatened or known to be contemplated.

5.09 Litigation. There are no judgments, decrees or orders of any court, Governmental Authority or administrative agency issued against or otherwise applicable against the Company, or proceedings (including litigation, actions, claims, governmental or quasi-governmental proceedings and, to the best of its knowledge, investigations) of a legal, equitable, regulatory or administrative nature, completed or pending, to which the Company is a party or, to the Company’s best knowledge, threatened, against or affecting the Company that (a) call in to question and are likely to materially adversely affect, in the judgment of the party affected by such action (i) the Company’s creation, incorporation, or existence, (ii) the authority of the Company to conduct its operations, or (iii) the authority of the Company to perform its obligations under this Agreement or the Related Documents; or (b) are likely to materially adversely affect, in the judgment of the party affected by such action (i) the financial condition or operations of the Company, (ii) the business of the Company, (iii) the transactions to be effected by this Agreement or the Related Documents, or (iv) the Company’s ability to perform each of its obligations under this Agreement and the Related Documents. The Company is not in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal.

5.10 Cease or Desist Orders. The Company is not under any cease or desist order or other order of a similar nature, temporary or permanent, of any federal, state or local authority that would have the effect of preventing or hindering the Company from the performance of its duties under this Agreement or the Related Documents in any material respect; nor is there any such proceeding pending, threatened or known to be contemplated that, if successful, could lead to the issuance of any such order.

5.11 Full Disclosure. The Company represents and warrants that no representation or warranty contained in this Agreement and no statement, certificate, document or other instrument furnished or to be furnished by the Company under this Agreement, or otherwise, relating to the transactions to be effected under this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any such representation, warranty, statement, certificate, document or other instrument not misleading.

5.12 Depository Institution. The Company, if the Company is a depository institution, has complied with the requirements of 12 U.S.C. § 1823(e), as amended from time to time, in connection with the authorization, execution, delivery, and retention of this Agreement and any commitment or loan document required to be issued or entered into by the Company under or in connection with this Agreement.

5.13 Proceeds of Letters of Credit; Margin Regulations. The proceeds of the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 6.02. No part of the proceeds of any Letter of Credit will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the issuance of any Letter of Credit nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X.

5.14 Pension Fund Ratings. As of the Closing Date, the Detroit Pension Fund has an S&P credit rating of “AA” and the Wayne County Pension Fund has an S&P credit rating of “AA-”.

5.15 Timeliness of Representations and Warranties. Each representation and warranty made or given in this Agreement, or pursuant to it, shall be true and correct as of the Closing Date and as of the date of any issuance of any Letter of Credit hereunder.

ARTICLE VI

COVENANTS

So long as the Letter of Credit shall be outstanding or any Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

6.01 Financial Statements. For so long as this Agreement is in effect/any Letter of Credit is outstanding, the Company shall deliver to the Bank, in form and substance satisfactory to the Bank, (a) as soon as available, but not later than thirty (30) days after the end of each quarter, a copy of the unaudited quarterly or semi-annual financial statements of each Pension Fund, and (b) as soon as available, but not later than ninety (90) days after the end of each fiscal year, (i) a copy of the audited financial statements of the Company, and (ii) a copy of the audited financial statements of each Pension Fund (including the Investment Policy and Performance Report), each of which shall include a balance sheet as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders’ or members’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally recognized independent public accounting firm, which report shall state that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.

6.02 Notices. The Company shall promptly notify the Bank, at its address indicated on the signature page to this Agreement, or such other address as the Bank shall request:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted in or may reasonably be expected to result in a Material Adverse Effect;

(c) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries or, to the extent it has knowledge thereof, of either Pension Fund; and

(d) of any change in the S&P credit rating of either Pension Fund of which it has knowledge.

6.03 Preservation of Company Existence. The Company shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its existence and good standing under the laws of its state of jurisdiction of incorporation or organization;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises reasonably necessary or desirable in the normal conduct of its business; and

(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

6.04 Letter of Credit. The Company shall deliver to the Bank the Letter of Credit referred to in each Construction Phase Financing Agreement on the Business Day following the date of the Company’s receipt of such Letter of Credit.

ARTICLE VII

EVENTS OF DEFAULT

7.01 Event of Default. Any of the following shall constitute an “Event of Default” after the applicable cure period:

(a) Non-Payment. The Company fails to pay, (i) any amount specified in Section 2.04(a) within one (1) Business Day after the date on which required to be paid herein, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Related Document; or

(b) Insolvency; Voluntary Proceedings. The Parents, the Company, any Subsidiary, or either Pension Fund (i) cease or fail to be solvent, or generally fail to pay, or admit in writing their inability to pay, their debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily cease to conduct their business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to themselves; or (iv) take any action to effectuate or authorize any of the foregoing; or

(c) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parents, the Company, any Subsidiary, or either Pension Fund or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Parents’, the Company’s, any Subsidiary’s or either Pension Fund’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 90 days after commencement, filing or levy; (ii) the Parents, the Company, any Subsidiary or either Pension Fund admit the material allegations of a petition against them in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parents, the Company, any Subsidiary or either Pension Fund acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for themselves or a substantial portion of their property or business.

If an Event of Default should occur, the Bank may: (a) declare by written notice all amounts due hereunder (including any obligation with respect to out-standing Letters of Credit) or under any other Related Document to which the Bank and the Company are parties to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that upon the occurrence of any event specified in subsection (b) or (c) of this Section 7.01, all amounts due hereunder (including any contingent obligation with respect to the Letters of Credit) or under any other Related Document to which the Bank and the Company are parties shall automatically become due and payable without further act of the Bank; (b) by written notice to the Company, require the Company to deposit with the Bank as cash collateral an amount equal to the then undrawn amount of the Letters of Credit; and/or (c) exercise all rights and remedies available to it under the Related Documents or applicable law.

7.02 Termination of Bank’s Obligation to Issue Letters of Credit. If any of the following events should occur, the Bank may, at its discretion, suspend or terminate the issuance of Letters of Credit hereunder:

(a) Representation or Warranty. Any representation or warranty by the Company made herein, in any other Related Document, or which is contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Related Document, is incorrect in any material respect on or as of the date made or deemed made; or

(b) Breach of Covenant. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Related Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew of such failure and (ii) the date upon which written notice thereof is given to the Company by the Bank; or

(c) Cross-Default. The Parents, the Company or any Subsidiary (A) fail to make any payment, regardless of amount, in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or cash collateral in respect thereof to be demanded and the principal amount of such Indebtedness exceeds $25,000,000; or

(d) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Parents, the Company or any Subsidiary or either Pension Fund involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof; or

(e) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Parents, the Company or any Subsidiary or either Pension Fund which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ninety (90) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f) Other Documents. An event of default (however designated) occurs under any Construction Phase Financing Agreement or the Construction Advance Loan Facility; or

(g) Pension Fund Ratings. Either Pension Fund is not rated by Standard & Poors, Inc. within ninety (90) days of such Pension Fund’s fiscal year end.

7.03 Decline or Unavailability of Pension Fund Ratings. If the S&P credit rating of a Pension Fund which has issued one or more Pension Fund L/Cs falls below “A-” or such Pension Fund is no longer rated by Standard & Poors, Inc., the Bank shall promptly notify the Company of such occurrence, and the Company shall advise the Bank, within two (2) Business Days of receiving such notice, that one of the following options will occur within five (5) Business Days of such notice: (a) the Company will replace the Pension Fund L/Cs with new letters of credit issued by a new pension fund acceptable to the Bank in its sole discretion with an S&P credit rating of “A-” or better; (b) the Bank should draw an amount equal to the L/C Obligations under the Pension Fund L/Cs and use such amount to cash collateralize the outstanding Letters of Credit, or (c) the Company will transfer to the Bank an amount equal to the amount of the L/C Obligations as cash collateral for the outstanding Letters of Credit. If the Bank fails to receive timely notice from the Company or the Company does not implement the option selected in the notice within the five (5) Business Day Period, the Bank may draw under the Pension Fund L/C.

7.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Related Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.05 Right of Bank to Draw on Pension Fund L/Cs. Nothing in this Article VII shall be construed to prevent the Bank from drawing under a Pension Fund L/C pursuant to the terms of this Agreement if there is a draw by Fannie Mae under a Letter of Credit issued hereunder. However, notwithstanding the foregoing, the Bank shall not draw on a Pension Fund L/C unless there has been a draw on the Letter of Credit secured by such Pension Fund L/C or the Bank is entitled to draw under Section 7.03.

ARTICLE VIII

MISCELLANEOUS

8.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Related Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.02 Notices.

(a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature page hereof with respect to such Person, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, telecopied or delivered, to the address or facsimile number specified for notices on the signature page hereof with respect to such Person; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Bank.

Copies of all notices to the Company shall be delivered to:

Honigman Miller Schwartz and Cohn, LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3583

Fax: (313) 465-8000

Attention: Gregory J. DeMars

and copies of all notices to the Bank shall be delivered to:

Patton Boggs LLP

2001 Ross Avenue, Suite 3000

Dallas, Texas 75201

Fax: (214) 758-1550

Attention: Robert S. Rendell

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II shall not be effective until actually received by the Bank.

(c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to pay the Obligations hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

8.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.04 Costs and Expenses. The Company shall: (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within ten Business Days after demand (subject to Section 4.01(e)) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Related Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Bank with respect thereto; and (b) pay or reimburse the Bank within ten Business Days after demand for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other

Related Document during the existence of an Event of Default or after acceleration of the Obligations hereunder (including in connection with any “workout” or restructuring regarding the Obligations hereunder, and including in any Insolvency Proceeding or appellate proceeding).

8.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations hereunder) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or any Letter of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the breach of this Agreement, gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

8.06 Payments Set Aside. To the extent that the Company makes a payment to the Bank, or the Bank exercises its right of set-off, or the Bank draws on any Pension Fund L/C, and such payment or the proceeds of such set-off or the amount drawn or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred or such amount had not been drawn.

8.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

8.08 Participations. The Bank may at any time and from time to time, subject to the Company’s consent which may not be unreasonably withheld, sell to one or more commercial banks or other Persons (a “Participant”) participating interests in the Letters of Credit and the other interests of the Bank hereunder and under the other Related Documents.

8.09 Confidentiality. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Company and provided to it by the Company or any Subsidiary, under this Agreement or any other Related Document, and the Bank shall not use any such information other than in connection with or in enforcement of this Agreement and the other Related Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Related Document; (E) to the Bank’s independent auditors and other professional advisors; (F) to any Participant, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (G) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank; and (H) to its Affiliates.

8.10 Set-off. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists and the Obligations hereunder have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Related Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

8.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

8.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Bank and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Related Documents.

8.14 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE BANK EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK.

8.15 Waiver of Jury Trial. THE COMPANY AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS TO WHICH THEY ARE

PARTIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT, AND THAT RELATE TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS TO WHICH THEY ARE PARTIES OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH THE COMPANY AND THE BANK ARE PARTIES.

8.16 Entire Agreement. This Agreement, together with the other Related Documents, embodies the entire agreement and understanding between the Company and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

8.17 Ratings Changes. The Bank shall give the Company prompt notice of any change of its long term debt rating by Moody’s Investors Services or Standard & Poors, Inc., provided that any failure to comply therewith shall not affect any obligation of the Company to the Bank hereunder.

8.18 Term. This Agreement shall terminate only at such time when all Letters of Credit have either expired or been fully reimbursed and terminated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MIDLAND MORTGAGE INVESTMENT CORPORATION

By:	/s/ Keith J. Gloeckl

Name:	Keith J. Gloeckl

Title:	President

NOTICE ADDRESS: 33 North Garden Avenue, Suite 1200 Clearwater, Florida 33755 Attention: Thomas Vandergrift Facsimile: (727) 443-6067

BANK OF AMERICA, N.A

By:	/s/ Jeff Journey

Name:	Jeff Journey

Title:	SVP

NOTICE ADDRESS: 901 Main Street, 51st Floor TX1-492-51-01 Dallas, Texas 75202-3715 Telephone: (214) 209-9325 Facsimile: (214) 209-1571
Attention: Loan Administration – Susan Mogish

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With copy to:

Bank of America, N.A. 333 S. Beaudry Avenue, 19th Floor CA9-703-19-23 Los Angeles, CA 90017-1466 Telephone: (213) 345-0098 Facsimile: (213) 345-6710

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